                                                                    EXHIBIT 4.2

                                  FORM OF NOTE

                             UNIVERSAL OUTDOOR, INC.

                        10 1/4% SENIOR SUBORDINATED NOTE
                                    DUE 2006

                                                         CUSIP:[ ______________]
No.                                                               $
                                                                   ___________


          Universal Outdoor, Inc., an Illinois corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ ______________________, or registered assigns, the principal sum of ___________ Dollars, on [_________], 2006.

          Interest Payment Dates: [_________] and [________] commencing [___________], 1997.

          Record Dates:  [________] and [__________]

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  October [__] 1996

                                   UNIVERSAL OUTDOOR,  INC., an
                                   Illinois corporation

  [Seal]

                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:

Attest:  _________________________
         Secretary

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities described in the within-mentioned Indenture.


UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee and
Authenticating Agent



By: ____________________________
    Authorized Signatory

                             UNIVERSAL OUTDOOR INC.

                         [___]% SENIOR SUBORDINATED NOTE
                                    DUE 2006

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

1.   INTEREST.

          Universal Outdoor, Inc., an Illinois corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of [___]% per annum from October [___], 1996 until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of [___]% per annum compounded semi-annually.

          The Company will pay interest semi-annually on [_________] and [_________] of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing [_________], 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.


--------------------
(1) This paragraph should only be added if the Security is issued in global form.

2.   METHOD OF PAYMENT.

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the [_________] or [_________] immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium, if any, and interest, and the Securities may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose within or without the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to an account within the United States to the Company or the Paying Agent. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the Trustee's agency at [_________________________], New York, New York [_____].

3.   PAYING AGENT AND REGISTRAR.

          Initially, the United States Trust Company of New York (the "Trustee," which term includes any successor Trustee under the Indenture) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

          The Company issued the Securities under an Indenture, dated as of October [__], 1996 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated, unsecured general obligations of the Company limited in aggregate principal amount to

$200,000,000. The Securities are subordinated in right of payment to certain other debt obligations of the Company.

5.   REDEMPTION.

          The Securities may be redeemed, at the option of the Company, in whole or in part, at any time on or after [_________], 2001, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, together with any accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on the Interest Payment Date that is on or prior to such Redemption Date). The Securities may not be so redeemed prior to [_________], 2001, except as provided in the immediately following paragraph.


          If redeemed during
          the 12-month period
          commencing [_________]            Redemption Price
          ----------------------            ----------------

          2001 . . . . . . . . . . . . .      [_________] %
          2002 . . . . . . . . . . . . .      [_________] %
          2003   . . . . . . . . . . . .      [_________] %
          2004 and thereafter. . . . . .      100.000%

          Notwithstanding the foregoing, prior to [_____________], 1999, upon any Public Equity Offering or Equity Private Placement, in each case resulting in Net Cash Proceeds of $100 million or more which are then contributed in full to the Company, up to $70 million aggregate principal amount of the Securities may be redeemed at the option of the Company with cash from the Net Cash Proceeds of such Public Equity Offering or Equity Private Placement, at [______]% of principal, PROVIDED, HOWEVER, that immediately following such redemption not less than $130 million aggregate principal amount of the Securities are outstanding, PROVIDED, FURTHER, that such redemption shall occur within 120 days of such Public Equity Offering or Equity Private Placement.

          Any such redemption will comply with Article III of the Indenture.

6.   NOTICE OF REDEMPTION.

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of Securities in accordance with the Indenture. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.   PERSONS DEEMED OWNERS.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and any such Paying Agent(s) with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the restrictive covenants described in paragraph 12 below, but excluding their obligation to pay the principal of and interest on the Securities).

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Company to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

14.  RANKING.

          Payment of principal, premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt.

15.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.  TRUSTEE OR AGENT DEALINGS WITH COMPANY.

          The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

18.  NO RECOURSE AGAINST OTHERS.

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company or any successor entity shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his or its status as such stockholder, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  AUTHENTICATION.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  ADDITIONAL RIGHTS OF HOLDERS OF SECURITIES.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Universal Outdoor, Inc.
          321 North Clark Street
          Suite 1010
          Chicago, IL  60610
          Attention:  Corporate Secretary

                                   ASSIGNMENT


          I or we assign this Security to

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  __________________________________

_________________________________________________________________

                        (Sign exactly as name appears on
                        the other side of this Security)

                               Signature Guarantee

--------------------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:
/ / Section 4.13
/ / Article X

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________ Signature: ____________________________
                                   (Sign exactly as your name
                                   appears on the other side of
                                   this Security)



                                        Signature Guarantee**



--------------------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(2)
          The following exchanges of a part of this Global Security for Definitive Securities have been made:


                       Amount of                       Amount of         Principal Amount                Signature of
                       decrease in                     increase in       of this Global                  authorized officer of
Date of                Principal Amount                Principal Amount  Security following              Trustee or
Exchange               of this Global                  of this Global    such decrease (or               Securities
                       Security                        Security          increase)                       Custodian
------------------------------------------------------------------------------------------------------------------------------


--------------------
(2) This schedule should only be added if the Security is issued in global form.